HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN
                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of September 26, 1996 by and between HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN, a savings and loan association organized and operating under the federal laws of the United States and having an office at 16 North Spring Street, Elgin, Illinois 60120 ("Association") and GEORGE L. PERUCCO, an individual residing at 765 Ruth Drive, Elgin, Illinois 60123, ("Executive").


                              W I T N E S S E T H :
                              -------------------

                  WHEREAS, Executive currently serves the Association in the capacity of President and Chief Executive Officer; and

                  WHEREAS, effective as of the date of this Agreement, the Association has converted from a federal mutual savings and loan association to a federal stock savings and loan association and has become the wholly-owned subsidiary of Home Bancorp of Elgin, Inc., a publicly-held Delaware corporation ("Holding Company"); and

                  WHEREAS, the Association desires to assure for itself the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

                  WHEREAS, the Executive is willing to continue to serve the Association on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Association and the Executive hereby agree as follows:

                  SECTION 1.        EMPLOYMENT.

                  The Association agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.


                  SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three (3) years beginning on the date of this Agreement. Prior to the first
(1st) anniversary of the date of this Agreement and on each

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anniversary date thereafter (each, an "Anniversary Date"), the Board of
Directors of the Association ("Board") shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the third (3rd) anniversary of the relevant Anniversary Date.

                  (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to section 2(a) of this Agreement) is then scheduled to expire.

                  (c) Nothing in this Agreement shall be deemed to prohibit the Association at any time from terminating the Executive's employment during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Association and the Executive in the event of any such termination shall be determined under this Agreement.


                  SECTION 3.        DUTIES.

                  Executive shall serve as the President and Chief Executive Officer of the Association, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Association and as are customarily associated with such position, including without limitation, the general direction of all of the business and affairs of the Association, the hiring and supervision of all senior management personnel, and long-term strategic planning for the Association, including growth by merger and acquisition. The Executive shall devote his full business time and attention (other than during holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Association and shall use his best efforts to advance the interests of the Association.


                  SECTION 4.        CASH COMPENSATION.

                  In consideration for the services to be rendered by the Executive hereunder, the Association shall pay to him a salary at an initial annual rate of TWO HUNDRED AND FOURTEEN THOUSAND, SIX HUNDRED AND FIFTY-FIVE DOLLARS ($214,655), payable in approximately equal installments in accordance with the Association's customary payroll practices for senior officers. The Board shall review the Executive's annual rate of salary at such times as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase therein. In addition to salary, Executive may receive other cash compensation from the Association for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.



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                  SECTION 5.        EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  During the Employment Period, the Executive shall be treated as an employee of the Association and shall be eligible to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Association, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Association's customary practices.


                  SECTION 6.        INDEMNIFICATION AND INSURANCE.

                  (a) During the Employment Period and for a period of six (6) years thereafter, the Association shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Association or service in other capacities at the request of the Association. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Association.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Association shall indemnify, and shall cause its subsidiaries and affiliates to indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Association or any subsidiary or affiliate thereof. This section 6(b) shall not be applicable where section 18 is applicable.


                  SECTION 7.        OUTSIDE ACTIVITIES.

                  Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of his duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; PROVIDED, HOWEVER, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Association and generally applicable to all similarly situated executives. Executive may also serve as an officer or director of the Holding Company on terms and conditions as the Association and the Holding Company may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise to result in a material breach of this Agreement.

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                  SECTION 8.        WORKING FACILITIES AND EXPENSES.

                  Executive's principal place of employment shall be at the Association's executive offices at the address first above written, or at such other location within a 25-mile radius thereof at which the Association shall maintain its principal executive offices, or at such other location as the Association and Executive may mutually agree upon. The Association shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his position with the Association and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Association shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Association shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Association of an itemized account of such expenses in such form as the Association may reasonably require.


                  SECTION 9.        TERMINATION OF EMPLOYMENT WITH SEVERANCE
                                    BENEFITS.

                  (a) Executive shall be entitled to the severance benefits described herein in the event that his employment with the Association terminates during the Employment Period under any of the following circumstances:

                  (i) Executive's voluntary resignation from employment with the Association within ninety (90) days following:

                           (A) the failure of the Board to appoint or re-appoint
                  or elect or re-elect the Executive to the office described in section 3 of this Agreement (or a more senior office) of the Association;

                           (B) if the Executive is a member of the Board as of
                  the date of this Agreement, the failure of the stockholders of the Association to elect or re-elect Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate Executive for such election or re-election;

                           (C) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Association of its material failure, whether by amendment of the Association's Organization Certificate or By-Laws, action of the Board or the Association's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, the Association fully cures such failure;

                           (D) the expiration of a thirty (30) day period
                  following the date on which the Executive gives written notice to the Association of its

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                  material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, alone or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Association fully cures such failure; or

                  (ii) the termination of Executive's employment with the Association for any other reason not described in section 10(a);

then, subject to section 25, the Association shall provide the benefits and pay to Executive the amounts described in section 9(b).

                  (b) Upon the termination of the Executive's employment with the Association under circumstances described in section 9(a) of this Agreement, the Association shall pay and provide to the Executive (or, in the event of his death, to his estate):

                  (i) his earned but unpaid compensation (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for under this section 9(b)) as of the date of the termination of his employment with the Association, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and pro grams maintained for the benefit of the Association's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater) if he had continued working for the Association during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Association;

                  (iv) within thirty (30) days following his termination of employment with the Association, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if he had continued working for the

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         Association during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Association, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Association's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Association, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Association) if he were one-hundred percent (100%) vested thereunder and had continued working for the Association during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 9(b)(i), (iv) and (vii); over

                           (B) the present value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescr ibed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefits Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which Executive's termination of employment occurs ("Applicable PBGC Rate");

                  (vi) within thirty (30) days following his termination of employment with the Association, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Association, if he were one-hundred percent (100%) vested thereunder and had continued working for the Association during the Remaining Unexpired Em ployment Period at the highest annual rate of compensation achieved during that

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         portion of the Employment Period which is prior to Executive's termination of employment with the Association, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate; and

                  (vii) the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Association if he had continued working for the Association during the Remaining Unexpired Employment Period and had earned a bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period in an amount equal to the highest annual bonus or incentive award actually paid to him in any calendar year ending during the three-year period ending on the date of his termination of employment.

The Association and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Association and the Executive further agree that the Association may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and (vii) on the receipt of Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Association, the Holding Company or any subsidiary or affiliate of either of them.


                  SECTION 10. TERMINATION WITHOUT ADDITIONAL ASSOCIATION LIABILITY.

                  In the event that the Executive's employment with the Association shall terminate during the Employment Period on account of:

                  (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; PROVIDED, HOWEVER, that the Executive shall not be deemed to have been discharged for cause unless and until the following procedures shall have been followed:

                           (i) the Board shall adopt a resolution duly approved
                  by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for the Executive's termination for cause and

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                  setting forth the purported grounds for such termination
                  ("Proposed Termination Resolution");

                           (ii) as soon as practicable, and in any event within
                  five (5) days, after adoption of such resolution, the Board shall furnish to the Executive a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

                           (iii) the Executive shall be afforded a reasonable
                  opportunity to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen (15) days and no later than thirty (30) after the Executive's receipt of the Proposed Termination Notice ("Termination Hearings"); and

                           (iv) within ten (10) days following the end of the
                  Termination Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating the Executive's employment ("Termination Resolution"); and

                           (v) as promptly as practicable, and in any event
                  within one (1) business day after adoption of the Termination Resolution, the Board shall furnish to the Executive written notice of termination, which notice shall include a copy of the Termination Resolution and specify an effective date of termination that is not later than the date on which such notice is given;

                  (b) the Executive's voluntary resignation from employment with the Association for reasons other than those specified in section 9(a)(i);

                  (c)      the Executive's death; or

                  (d) a determination that the Executive is eligible for long-term disability benefits under the Association's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

         then the Association shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Association.

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                  (e) For purposes of section 10(a), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Association. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Association shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Association. The cessation of employment of the Executive shall not be deemed to be for "cause" within the meaning of section 10(a) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in section 10(a) above, and specifying the particulars thereof in detail.


                  SECTION 11.       TERMINATION UPON OR FOLLOWING A CHANGE OF
                                    CONTROL.

                  (a) A Change of Control of the Association ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Association of a transaction that would result in the reorganization, merger or consolidation of the Association, respectively, with one or more other persons, other than a transaction following which:

                           (A) at least fifty-one percent (51%) of the equity
                  ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the outstanding equity ownership interests in the Association; and

                           (B) at least fifty-one percent (51%) of the
                  securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the securities entitled to vote generally in the election of directors of the Association;


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                  (ii) the acquisition of all or substantially all of the assets of the Association or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the outstanding securities of the Association entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Association of any transaction which would result in such an acquisition; or

                  (iii) a complete liquidation or dissolution of the Association, or approval by the stockholders of the Association of a plan for such liquidation or dissolution; or

                  (iv) the occurrence of any event if, immediately following such event, at least fifty percent (50%) of the members of the board of directors of the Association do not belong to any of the following groups:

                           (A) individuals who were members of the board of
                  directors of the Association on the date of this Agreement; or

                           (B) individuals who first became members of the board
                  of directors of the Association after the date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the board of directors of the Association by affirmative vote of three-quarters (3/4) of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Association to serve as a member of the board of directors of the Association, but only if nominated for election by affirmative vote of three-quarters (3/4) of the members of the board of directors of the Association, or of a nominating committee thereof, in office at the time of such first nomination;

                  PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the board of directors of the Association;

                  (v) any event which would be described in section 11(a)(i),
         (ii), (iii) or (iv) if the term "Holding Company" were substituted for the term "Association" therein.


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In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Association, or a subsidiary of either of them, by the Holding Company, the Association, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11 the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment with the Association under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following his demotion, loss of title, office or significant authority or responsibility, or following any material reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following (A) any relocation of his principal place of employment outside of a 25-mile radius of the principal place of employment immediately prior to the Change of Control that would require a relocation of his residence in order to be able to commute to such new place of employment within a commuting time not in excess of the greater of sixty (60) minutes or the Executive's commuting time prior to the Change of Control or (B) any material adverse change in working conditions at such principal place of employment; or

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Association in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Association which is at least as favorable to him.

                  SECTION 12.       COVENANT NOT TO COMPETE.

                  In the event of the Executive's termination of employment with the Association prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Association (or, if less, for the Remaining Unexpired Employment Period), the Executive shall not, without the written consent of the Association, become an officer, employee, consultant, director or trustee of any competitor (as herein defined) if in this capacity he would be working within one hundred (100) miles of the place where the headquarters of the Association are located on the date of the Executive's termination of employment. For this purpose, a "competitor" is any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity. This section 12 shall not apply if the Executive's em-


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ployment is terminated without cause or due to death or voluntary resignation as described in section 9(a). If the Executive's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 12 shall not apply if (a) the Executive first offers, by written notice, to accept a similar position with, or perform similar services for, the Association on substantially the same terms and conditions proposed by the competitor and (b) the Association declines to accept such offer within ten (10) days after such notice is given.


                  SECTION 13.       CONFIDENTIALITY.

                  Unless the Executive obtains the prior written consent of the Association, he shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Association or any entity which is a subsidiary of the Association or of which the Association is a subsidiary, any material document or information obtained from the Association, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); PROVIDED, HOWEVER, that nothing in this section 13 shall prevent the Executive, with or without the Association's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.


                  SECTION 14.       SOLICITATION.

                  Executive hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Association, he shall not, without the written consent of the Association, either directly or indirectly:

                  (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Association, the Holding Company or any affiliate, as of the date of this Agreement, of either of them to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred
         (100) miles of the headquarters of the Association, the Holding Company or any affiliate, as of the date of this Agreement, of either of them;

                  (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Association, the Holding Company or any affiliate, as of the date of this Agreement, of either of them that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Association, the Holding Company or any affiliate, as of the date of this Agreement, of either of them to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred
         (100) miles of the headquarters of the Association, the Holding Company, or any affiliate, as of the date of this Agreement, of either of them;

                  (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Association to terminate an existing business or commercial relationship with the Association.


                  SECTION 15.       NO EFFECT ON EMPLOYEE BENEFIT PLANS OR
                                    PROGRAMS.

                  The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Association or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Association's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Association from time to time.


                  SECTION 16.       SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, and the Association and its successors and as signs, including any successor by merger or consolidation or any other person or firm or corporation to which all or substantially all of the assets and business of the Association may be sold or otherwise transferred. Failure of the Association to obtain from any successor its express written assumption of the Association's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement unless cured within ten (10) days after notice thereof by Executive to the Association.

                  SECTION 17.     NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:

                           George L. Perucco
                           765 Ruth Drive
                           Elgin, Illinois 60123

                  If to the Association:

                           Home Federal Savings and Loan Association of Elgin 16 Spring Street
                           Elgin, Illinois  60120

                           Attention:  BOARD OF DIRECTORS -- NON-EMPLOYEE
                                       DIRECTORS

                           WITH A COPY TO:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention:  W. EDWARD BRIGHT, ESQ.


                  SECTION 18.       INDEMNIFICATION FOR ATTORNEYS' FEES.

                  The Association shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; PROVIDED, HOWEVER, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Association's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise. This provision shall be inoperative if and to the extent that, but only if and to the extent that, it shall be determined that compliance herewith would violate any applicable law or regulation.


                  SECTION 19.       SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.


                  SECTION 20.       WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


                  SECTION 21.       COUNTERPARTS.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.


                  SECTION 22.       GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of Illinois applicable to contracts entered into and to be performed entirely within the State of Illinois.


                  SECTION 23.       HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.


                  SECTION 24.       ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep-resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.


                  SECTION 25.       REQUIRED REGULATORY PROVISIONS.

                  The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the
Association:

                  (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to Executive under section 9(b) hereof (exclusive of amounts described in section 9(b)(i)) exceed the lesser of (i) three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Association (or for his entire period of employment with the Association if less than five calendar years) and (ii) the maximum amount that may be paid without producing an "excess parachute payment" (as such term is defined in section 280G of the Code), the applicability of such provision to the Executive and any such maximum amount to be determined in good faith by the firm of independent certified public accountants regularly retained to audit the Association's books and records.

                  (b) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Association, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  (c) Notwithstanding anything herein contained to the contrary, if Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may (i) pay to Executive all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

                  (d) Notwithstanding anything herein contained to the contrary, if Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Association and Executive shall not be affected.

                  (e) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Association under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Association and Executive shall not be affected.

                  (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.


                  IN WITNESS WHEREOF, the Association has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.




                                           /s/ George L. Perucco
                                           ---------------------
                                               GEORGE L. PERUCCO




ATTEST:                                    HOME FEDERAL SAVINGS AND LOAN
                                            ASSOCIATION OF ELGIN

By /s/ Kathleen A. Schroeder
   -----------------------------
       Secretary                           By /s/ Leigh C. O'Connor
                                              ----------------------------------
                                              NAME: Leigh C. O'Connor
                                              TITLE: Chairman, Compensation
                                                      Committee

[Seal]

STATE OF ILLINOIS             )
                              : ss.:
COUNTY OF KANE                )

                  On this 15th day of January, 1998, before me personally came GEORGE L. PERUCCO, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                        /s/ Ruth E. Bart
                                        ----------------------------------------
                                            Notary Public



          [SEAL]





STATE OF ILLINOIS             )
                              : ss.:
COUNTY OF KANE                )

                  On this 15th day of January, 1998, before me personally came LEIGH C. O'CONNOR, to me known, who, being by me duly sworn, did depose and say that he resides at 366 Hamilton Ave., Elgin, IL 60123, that he is a member of the Board of Directors of HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, the savings and loan association described in and which executed the foregoing instrument; that he knows the seal of said mutual savings and loan association; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said savings and loan association; and that he signed his name thereto by like order.



                                        /s/ Ruth E. Bart
                                        ----------------------------------------
                                            Notary Public


          [SEAL]